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                                                                 EXHIBIT (d)(1)
                        NEW YORK RESTAURANT GROUP, L.L.C.

                                1996 OPTION PLAN

1. PURPOSE OF THE PLAN.

This option plan (the "Plan") is intended to grant an opportunity to participate in the equity securities of New York Restaurant Group, L.L.C., a New York limited liability company (the "Company") to members of senior management of the Company, to induce qualified management personnel to enter and remain in the employ of the Company and otherwise to provide an additional incentive for optionees to promote the success of its business.

2. UNITS SUBJECT TO THE PLAN.

(a) The total number of Units representing interests of the Company ("Units") for which options may be granted under the Plan shall not exceed 256,350 Units constituting 8% of the equity interests of the Company, subject to adjustment as provided in Section 12 hereof.

(b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Units subject thereto shall not thereafter be available for subsequent option grants under the Plan.

(c) Units issuable upon the exercise of an option granted under the Plan shall be subject to such restrictions on transfer, repurchase rights or other restrictions (i) as set forth in the Members Agreement dated as of January 1, 1996 among the Company and the members named therein, (ii) as shall be determined by the Managers of the Company, and (iii) as set forth in the option agreement referenced below.

3. ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Manager of the Company. The decision of the Manager as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Manager may, in its sole discretion, grant options to purchase Units and issue Units upon the exercise of such options as provided in the Plan. The Manager shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Manager necessary or desirable for the administration of the Plan. The Manager may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Manager shall be liable for any action or determination made in good faith.

4. TYPE OF OPTIONS.
Options granted pursuant to the Plan shall be authorized by action of the Manager of the Company and shall be designated as non-qualified options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

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5. ELIGIBILITY.

Non-qualified options may be granted to the officers and key employees of the Company or any "subsidiary corporation" as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder.

In determining the eligibility of an individual to be granted an option, as well as in determining the number of Units to be optioned to any individual, the Manager shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Manager deems relevant.

6. OPTION AGREEMENT.

Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Manager. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee.

7. OPTION PRICE.

The option price of Units for non-qualified options granted as of the date of the Closing of the Company's sale of up to $10,000,000 in aggregate principal amount of 6% Convertible Exchangeable Notes shall be $10.00 per Unit and any options granted hereunder at any time thereafter shall be the fair market value of the Units, as determined by the Manager.

8. MANNER OF PAYMENT; MANNER OF VESTING.

(a) Options granted under the Plan may provide for the payment of the purchase price upon exercise by delivery of cash or a certified or bank cashiers check or checks payable to the order of the Company in an amount equal to the exercise price of such options.

(b) To the extent that the right to purchase Units under an option has accrued and is in effect, options shall be exercised in full at one time or in part from time to time, only pursuant to a written notice, signed by the person or persons in whom the option is vested, to the Company, stating the number of Units with respect to which the option has vested, accompanied by payment in full for such Units as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable Units shall be made at the principal office of the Company to the person or persons in whom the option has vested at such time, during ordinary business hours, within thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons in whom the option has vested.

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9. VESTING OF OPTIONS.

Each option granted under the Plan shall, subject to Section 10(b) and Section 12 hereof, vest based upon a vesting schedule which is dependent upon performance criteria all as set forth in the Agreement.

10. TERM OF OPTIONS.

(a) TERM.

Each option shall expire not more than ten (10) years and six (6) months from the date of the granting thereof, but shall be subject to earlier termination as provided in subsection (b) below.

(b) TERMINATION OF EMPLOYMENT.

An option granted to an employee optionee who ceases to be an employee of the Company or any of its subsidiaries, at any time, for any reason or for no reason, shall be exercisable only to the extent that the right to purchase Units under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or any of its subsidiaries. The unvested portion of any option shall terminate immediately upon the optionee ceasing to be an employee of the Company or any of its subsidiaries.

11. OPTIONS NOT TRANSFERABLE.

The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her.

12. RECAPITALIZATIONS, REORGANIZATIONS AND THE LIKE.

In the event of any change in the outstanding Units (including a change in the value of the Units pursuant to a change into or exchange for a different number or kind of shares or Units or other securities of the Company or of another corporation) by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of units, or dividends payable in capital stock or other property, appropriate adjustment shall be made in the number and kind of Units as to which outstanding options or portions thereof, then outstanding, shall be subject. In accordance herewith, the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per Unit.

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In addition, unless otherwise determined by the Manager in its sole discretion, in the case of any Change in Control (as defined in the Agreement) of the Company, (i) the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee, with respect to each Unit covered by the unexercised portion of the Option held by the optionee, the same kind and amount of consideration that is delivered to the Members of the Company as a result of such sale, conveyance or Change in Control, or (ii) the Manager may, in its sole determination, with respect to each Unit covered by the unexercised portion of the Option pay to such optionee in cash or in kind, which consideration in both cases shall be equal in value to the value of those Units or other consideration the optionee would have received had the option been fully vested and exercised in full and no disposition of the Units acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the securities the optionee would have received if the option had been exercised shall be determined in good faith by the Manager of the Company. In addition, in the case of any such Change in Control or sale or conveyance of all or substantially all of the property and assets of the Company, the Manager may, in its sole discretion, accelerate the vesting of any option granted hereunder.

Except in connection with a conversion to a corporation, upon dissolution or liquidation of the Company, all options shall terminate, but the Options shall become fully vested (other than unvested options described in paragraph (b) of SCHEDULE 1 to the Agreement) thirty (30) days prior to such dissolution or liquidation and each optionee shall have the right, exercisable for a period of at least thirty (30) days prior to such dissolution or liquidation, to purchase Units pursuant to the option to the extent such option has vested and is then outstanding.

No fraction of a Unit shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of Units covered by the option shall cause such number to include a fraction of a Unit, such fraction shall be adjusted to the nearest smaller whole number of Units.

13. NO SPECIAL EMPLOYMENT RIGHTS.

Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any of its subsidiaries) or interfere in any way with the right of the Company (or its subsidiaries), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Manager at the time.

14. WITHHOLDING.

The Company's obligation to deliver Units upon the exercise of the non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Company and employee may agree to withhold Units purchased upon the exercise of an option to satisfy the above-mentioned withholding requirements.

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15. RESTRICTIONS ON ISSUE OF COMMON SHARES.

(a) Notwithstanding the provisions of Section 8 herein, the Company may delay the issuance of Units covered by the exercise of an option and the delivery of a certificate for such Units until one of the following conditions shall be satisfied:

                  (i) The Units with respect to which such option has been exercised are at the time of the issue of such Units effectively registered or qualified under applicable federal and state securities laws now in force or as hereafter amended; or

                  (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Units are exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended.

(b) It is intended that all purchases of Units pursuant to exercised options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify Units or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Units pursuant to the exercise of any option, except as otherwise agreed to by the Company in writing.

16. PURCHASE FOR INVESTMENT.

Unless the Units to be issued upon purchase of Units pursuant to the exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, as now in force or hereafter amended, the Company shall be under no obligation to issue any Units covered by any option unless the person who purchases Units in connection therewith, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Units issued pursuant to such option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Units in violation of applicable federal and state securities laws, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, as amended, or any other applicable law, as hereafter amended, and that if Units are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

17. LOANS.

The Company may make loans to optionees to permit them to purchase Units pursuant to options. If loans are made, the requirements of all applicable federal and state laws regarding such loans must be met.

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18. MODIFICATION OF OUTSTANDING OPTIONS.

The Manager may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan and so long as such amendment does not violate any contractual obligations of the Company, provided that an option granted to Alan N. Stillman may not be amended without the unanimous consent of the members of the Advisory Committee of the Company.

19. APPROVAL OF MEMBERS.

The Plan shall be subject to approval by the vote of Members holding at least a majority of the voting securities of the Company voting in person or by proxy at a duly held Members' meeting, or by written consent of a majority of the Members, within twelve (12) months after the adoption of the Plan by the Manager and shall take effect as of the date of adoption by the Manager upon such approval. The Manager may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercised prior to such approval.

20. TERMINATION AND AMENDMENT OF PLAN.

Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years and six (6) months from the date upon which the Plan was duly adopted by the Manager of the Company. The Manager may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable so long as such modification or amendment does not conflict with contractual obligations of the Company; provided, however, that except as provided in Section 12, the Manager may not, without the approval of the Members of the Company obtained in the manner stated in Section 19, increase the maximum number of Units for which options may be granted. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option theretofore granted to him or her.

21. RESERVATION OF UNITS.

The Company shall at all times during the term of the Plan reserve and keep available such number of Units representing interests in the Company as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

22. LIMITATION OF RIGHTS IN THE UNITS.

An optionee shall not be deemed for any purpose to be a unitholder of the Company with respect to any of the options except to the extent that Units issued in connection with the exercise of an option shall have been purchased with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

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23. NOTICES.

Any communication or notice required or permitted to be given under the Plan shall be in writing and shall be deemed duly given if hand-delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

     (a) If to the Company:

     New York Restaurant Group, L.L.C. 1114 First Avenue 6th Floor New York, New York 10021 Attn: President

     (b) If to an Optionee:

To the most recent address furnished in writing to the Company by the Optionee, unless and until notice of another or different address shall be given as provided herein.

Adopted by the Manager:   Date of ---------

Approved by the Members:  Date of ---------

A true record.

ATTEST: /s/ Alan Stillman

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                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                    AMENDMENT NO. 1 TO 1995 STOCK OPTION PLAN

In accordance with the provisions of Section 20 of the New York Restaurant Group, L.L.C. 1995 Stock Option Plan, as amended to date (the "Plan"), a copy of which is attached hereto as Exhibit A, the Plan is hereby amended effective, as follows:

1. The Plan shall hereafter be referred to as "The Smith & Wollensky Restaurant Group, Inc. 1996 Stock Option Plan".

2. All references to in the Plan to Units shall be deemed for all purposes to be references to shares of Common Stock of the Company, after giving effect to the provisions of the Agreement and Plan of Merger dated as of August 25, 1997 by and between The New York Restaurant Group, L.L.C., a Delaware limited company and The New York Restaurant Group, Inc., a Delaware corporation.

3. This Amendment shall take effect as of the date of its adoption by the Board of Directors.

4. Except as hereinabove provided, the Plan is hereby ratified and confirmed in all respects.

                        THE SMITH & WOLLENSKY RESTAURANT
                                   GROUP, INC.

                            By: /s/ James Dunn
                                ---------------------------------
                                James Dunn, President

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 23, 2001